Exhibit 99.1

Syndax to Highlight Late-Stage Programs and Unveil New Pipeline Assets at R&D Event

– Expands pipeline with SNDX-4321, a novel, mutant-selective, allosteric EGFR inhibitor designed to address NSCLC patient populations with significant unmet needs –

– SNDX-62122, a next-generation menin inhibitor, selected for development in MF, building on compelling preclinical results observed with revumenib in MF –

– SNDX-62122 is the first candidate from the Company’s library of internally developed and wholly owned next-generation menin inhibitors that the Company plans to deploy in new areas –

– Phase 2 trial of axatilimab in IPF on track for topline data in 4Q26 –

– R&D Event featuring three thought leaders and members of Syndax’s leadership team to be held today at 8:30 a.m. ET –

NEW YORK, July 14, 2026 (GLOBE NEWSWIRE) – Syndax Pharmaceuticals (Nasdaq: SNDX), a commercial-stage biopharmaceutical company advancing innovative cancer therapies, today announced that the Company will highlight its late-stage programs and the next chapter of its R&D strategy, including new pipeline assets, during its R&D Event being held today from 8:30 a.m. to 11:00 a.m. EDT.

“Today we are unveiling our new pipeline assets which reflect the continued evolution of our R&D capabilities, including our ability to leverage both external innovation and a library of internally developed next-generation menin inhibitors to expand our portfolio and create new growth opportunities,” said Michael A. Metzger, Chief Executive Officer. “With a robust financial foundation, a track record of success, and multiple near-term catalysts, Syndax is positioned to deliver the next breakthroughs for patients and drive long-term value for shareholders."

“Syndax has established world-class R&D capabilities and strong partnerships with leading clinicians and scientists around the world to drive innovation and develop transformative new medicines for patients,” said Nick Botwood, MBBS, Head of Research & Development and Chief Medical Officer at Syndax. “Today’s event will highlight our strategy to expand our leadership in menin and CSF-1R inhibition and build our pipeline with two new differentiated assets supported by compelling preclinical data and mechanistic insights. With both Revuforj and Niktimvo, we demonstrated our ability to efficiently generate clinical data that validates new therapeutic targets, a strength we look forward to showcasing again as we advance the next chapter of our R&D strategy.”

Exhibit 99.1

Guest speakers will include:

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Toby M. Maher, MD, PhD, Professor of Clinical Medicine and Director of Interstitial Lung Disease, Keck Medical School of University of Southern California, will present on idiopathic pulmonary fibrosis (IPF) and the potential for axatilimab in IPF.
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John D. Crispino, PhD, MBA, Director, Division of Experimental Hematology, St. Jude Children's Research Hospital, will present on the potential for menin inhibition in myelofibrosis (MF).
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Michael J. Eck, MD, PhD, Professor, Department of Cancer Biology, Dana-Farber Cancer Institute and Professor, Department of Biological Chemistry & Molecular Pharmacology, Harvard Medical School, will present on the development of SNDX-4321 for EGFR-mutated (EGFRm) non-small cell lung cancer (NSCLC).

Highlighted R&D Day Topics

SNDX-4321, a novel, mutant-selective, allosteric EGFR inhibitor for NSCLC

•
SNDX-4321 is an EGFR inhibitor in development for NSCLC patient populations with significant unmet needs, such as those with L858R mutations, CNS metastases, atypical activating mutations, or acquired resistance to current therapies. In contrast to ATP-site directed third and fourth generation EGFR inhibitors, SNDX-4321 is a novel allosteric inhibitor which binds at a pocket adjacent to the ATP site that is only accessible in the presence of L858R and certain other EGFR mutations. The Company expects to submit an investigational new drug (IND) application for SNDX-4321 by the end of 2026 and to initiate a Phase 1 trial in EGFRm NSCLC in 2027. SNDX-4321 is an externally developed molecule that the Company has an exclusive worldwide license to develop and commercialize. During the R&D Event, the Company will highlight the potential advantages of an allosteric approach in EGFRm NSCLC and the supporting preclinical data.

SNDX-62122, a candidate from the Company’s library of internally developed next-generation menin inhibitors, selected for development in MF

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SNDX-62122 is the first candidate from a library of wholly owned next-generation menin inhibitors that the Company intends to advance into new areas.
•
SNDX-62122 is in development for MF, with submission of an IND and initiation of a Phase 1 trial in MF expected in 2027. During the R&D Event, the Company will highlight recently published revumenib preclinical data showing that menin is a novel dependency in

Exhibit 99.1

proliferative megakaryocytes, major drivers of MF. The Company expects the development of SNDX-62122 to be informed and de-risked by a Phase 1/2 proof-of-principal trial of revumenib in MF that is expected to initiate in the fourth quarter of 2026 with initial clinical data expected in the second half of 2027.

Ongoing late-stage trials of Revuforj® (revumenib) and Niktimvo™(axatilimab-csfr)

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During the R&D event, the Company will highlight its late-stage revumenib and axatilimab programs in newly diagnosed acute leukemia and chronic GVHD, respectively, as well as the Phase 2 trial of axatilimab in IPF that is expected to readout in the fourth quarter of 2026. During the R&D event, Dr. Toby M. Maher will discuss the unmet patient needs, evolving treatment landscape, and the potential for axatilimab’s mechanism in IPF.

Webcast

Syndax will host an R&D Event today, July 14, 2026, from 8:30 a.m. to 11:00 a.m. ET in person and via webcast. The live audio webcast and accompanying slides may be accessed through the Events & Presentations page in the Investors section of the Company's website. Alternatively, the conference call may be accessed through the following link: https://sndx-rdevent-2026.open-exchange.net/.

For those unable to join the live webcast, a replay will be available in the Investors section of the Company's website at https://syndax.com/ after the event and will be available for a limited time.

About Syndax

Syndax Pharmaceuticals is a commercial-stage biopharmaceutical company advancing innovative cancer therapies. Highlights of the Company's pipeline include Revuforj® (revumenib), an FDA-approved menin inhibitor, and Niktimvo™ (axatilimab-csfr), an FDA-approved monoclonal antibody that blocks the colony stimulating factor 1 (CSF-1) receptor. Fueled by our commitment to reimagining cancer care, Syndax is working to unlock the full potential of its pipeline and is conducting several clinical trials across the continuum of treatment. For more information, please visit www.syndax.com or follow the Company on X and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "could," "estimate," "expects," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or the negative or

Exhibit 99.1

plural of those terms, and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Syndax's expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements about the progress, timing, clinical development and scope of clinical trials, the reporting of clinical data for Syndax's product candidates, the acceptance of Syndax and its partners' products in the marketplace, sales, marketing, manufacturing and distribution requirements, and the potential use of its product candidates to treat various cancer indications and fibrotic diseases. Many factors may cause differences between current expectations and actual results, including: unexpected safety or efficacy data observed during preclinical or clinical trials; clinical trial site activation or enrollment rates that are lower than expected; changes to Revuforj's or Niktimvo’s commercial availability; changes in expected or existing competition; changes in the regulatory environment; failure of Syndax's collaborators to support or advance collaborations or product candidates; and unexpected litigation or other disputes. Other factors that may cause Syndax's actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Syndax's filings with the U.S. Securities and Exchange Commission, including the "Risk Factors" sections contained therein. Except as required by law, Syndax assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Syndax Contact

Sharon Klahre
Syndax Pharmaceuticals, Inc.
sklahre@syndax.com
Tel 781.684.9827

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